UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700
Houston, Texas  77002
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01    Entry into a Material Definitive Agreement

On July 23, 2013, the lenders under the Amended and Restated Credit Agreement by and among Eagle Rock Energy Partners, L.P. (the “Partnership”), the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, dated June 22, 2011, as amended on December 28, 2012 (the “Credit Agreement”), entered into a Second Amendment (the “Second Amendment”) to the Credit Agreement to be effective as of June 30, 2013. The Second Amendment provides for, among other things, a temporary step-up in the Total Leverage Ratio (as defined in the Credit Agreement), from 4.75 to 1.00 to 5.50 to 1.00, which will decline over time as set forth below:

Fiscal Quarter Ended	Total Leverage Ratio
June 30, 2013	5.50:1.00
September 30, 2103	5.50:1.00
December 31, 2013	5.50:1.00
March 31, 2014	5.25:1.00
June 30, 2014	5.00:1.00
September 30, 2014	4.75:1.00
December 31, 2014, and at the end of each subsequent fiscal quarter through the termination of the Credit Agreement on June 22, 2016	4.50:1.00

The Second Amendment also provides for a step-up in, and extension of applicable time period for, the temporary requirement to maintain a Senior Secured Leverage Ratio (as defined in the Credit Agreement) from 2.85 to 1.00 to 3.15 to 1.00, which will decline over time as set forth below before expiring entirely as of the last day of the third quarter of 2014:

Fiscal Quarter Ended	Total Senior Secured Leverage Ratio
June 30, 2013	3.15:1.00
September 30, 2103	3.15:1.00
December 31, 2013	3.15:1.00
March 31, 2014	3.10:1.00
June 30, 2014	3.05:1.00
September 30, 2014	2.95:1.00

The foregoing description of the Second Amendment is a general description only and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

A press release issued by the Partnership on July 23, 2013, which includes certain financial results for the quarter ended June 30, 2013, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Second Amendment is hereby incorporated into this Item 2.03 by reference.

Item 7.01.    Regulation FD Disclosure

On July 23, 2013, the Partnership issued a press release announcing, among other things:  (i) its cash distribution for the quarter ended June 30, 2013, and (ii) that it had entered into the Second Amendment, as described above in Item 1.01 . In the press release, the Partnership disclosed that it will announce earnings for the quarter ended June 30, 2013 after the market closes on Wednesday, July 31, 2013, and hold an earnings conference call at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, August 1, 2013.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.

The information set forth in these Items 2.02 and 7.01 includes “forward-looking statements.” All statements, other than statements of historical facts, included in these Items 2.02 and 7.01 that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances. Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership's control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. For a detailed list of the Partnership's risk factors and other cautionary statements, including without limitation risks related to the production, gathering, processing, marketing, and trading of natural gas and natural gas liquids, please consult the Partnership's Form 10-K, filed with the SEC for the year ended December 31, 2012, and the Partnership's Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.

The information in Items 2.02 and 7.01of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being “furnished” pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

On July 23, 2013, the Partnership announced that it will pay a cash distribution of $0.22 for the quarter ended June 30, 2013 to all unitholders holding common units or eligible restricted common units. The Partnership will pay this distribution on August 14, 2013 to such unitholders of record as of close of business on August 7, 2013.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Second Amendment to Amended and Restated Credit Agreement by and among the Partnership, the lenders party thereto and Wells Fargo Bank, National Association, as the administrative agent, dated July 23, 2013.

99.1	Press release of Eagle Rock Energy Partners, L.P. dated July 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: July 23, 2013	By:	/s/ Jeffrey P. Wood
Jeffrey P. Wood
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Second Amendment to Amended and Restated Credit Agreement by and among the Partnership, the lenders party thereto and Wells Fargo Bank, National Association, as the administrative agent, dated July 23, 2013.

99.1	Press release of Eagle Rock Energy Partners, L.P. dated July 23, 2013.